UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2014

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 14, 2014 (the “Annual Meeting”). At the Annual Meeting, 216,998,970 shares of common stock, without par value, or approximately 87% of the 248,226,046 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2015 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 29,247,693 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

	Shares of Common	Shares of Common Stock
Name of Director	Stock Voted For	Voted Against	Abstentions
William J. Conaty	173,361,565	13,955,439	434,273
James A. Firestone	185,096,298	2,199,734	455,245
Werner Geissler	185,518,215	1,840,010	393,052
Peter S. Hellman	185,265,021	2,052,229	434,027
Richard J. Kramer	181,597,151	5,316,960	837,166
W. Alan McCollough	173,325,809	14,052,853	372,615
John E. McGlade	185,058,662	2,316,997	375,618
Michael J. Morell	185,231,371	2,082,150	437,756
Roderick A. Palmore	173,554,823	13,763,596	432,858
Stephanie A. Streeter	169,348,155	18,039,081	364,041
Thomas H. Weidemeyer	173,499,294	13,814,406	437,577
Michael R. Wessel	185,377,887	1,998,097	375,293

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 168,273,903 shares of common stock voted in favor of, and 18,707,022 shares of common stock voted against, said resolution. The holders of 770,352 shares of common stock abstained and there were 29,247,693 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2014 was submitted to, and voted upon by, the shareholders. There were 213,409,696 shares of common stock voted in favor of, and 3,137,881 shares of common stock voted against, said resolution. The holders of 451,393 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

4. Shareholder Proposal. A resolution requesting that the Chairman of the Board be an independent member of the Board of Directors was submitted to, and voted upon by, the shareholders. There were 48,229,316 shares of common stock voted in favor of, and 138,412,882 shares of common stock voted against, said resolution. The holders of 1,109,079 shares of common stock abstained and there were 29,247,693 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 16, 2014	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel & Secretary